Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. TO PRESENT AT THE

BARCLAYS CAPITAL GLOBAL HEALTHCARE CONFERENCE

NASHVILLE, Tenn. – (March 6, 2013) – AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Barclays Capital Global Healthcare Conference on Wednesday, March 13, 2013, in Miami, Florida.  In connection with the conference, there will be an on-line simulcast and a replay of the presentation available at the Company’s web site starting at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time.  Christopher A. Holden, President and Chief Executive Officer, and Claire M. Gulmi, Executive Vice President and Chief Financial Officer, will be speaking at the conference.

The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors.  For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.  The webcast replay will be available for 30 days.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At December 31, 2012, AmSurg owned and operated 240 centers.

- END -